                                  EXHIBIT 19

                       Report furnished to Shareholders

                             THIRD QUARTER ENDED
                             SEPTEMBER 30, 1996


--------------------------------------------------------------------------------
First West Virginia Bancorp Inc. and Subsidiaries
FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------

(In Thousands, Except Per Share Data)

                                         September 30,
                                    1996              1995
                                -------------    -------------
                                          (Unaudited)
Financial Position
   at Quarter End:
Total Assets                  $     140,551    $   125,802
Total Deposits                $     123,167    $   113,156
Total Loans, net of
   unearned income            $      76,819    $    69,071
Total Investment Securities   $      51,858    $    45,985
Shareholders' Equity          $      12,290    $    11,415
Book Value per share of
   Common Stock               $       15.85    $     14.72

For the Nine Months Ended
Net Income                    $        1.57    $      1.38
Cash Dividends                $         .55    $       .38
Return on Average Assets               1.20%          1.16%
Return on Average Equity              13.67%         13.13%

For the Three Months Ended
Net Income                    $         .56    $       .54
Cash Dividends                $         .19    $       .15
Return on Average Assets               1.24%          1.31%
Return on Average Equity              14.38%         14.78%

Market Information:
Price range of common stock
   per share for the quarter*
           High               $       22.00    $     21.75
           Low                $       21.38    $     18.00

*  Price range of common stock was
established on March 8, 1995. The high and low sales prices of the common stock of the Holding
Company presented were as reported by the American Stock Exchange.

--------------------------------------------------------------------------------

Dear Shareholders,

   I am pleased to report to you the financial performance of First West Virginia Bancorp, Inc. for the third quarter of 1996. Consolidated net income for the three months ended September 30, 1996 was $435,046 or $.56 per share as compared to $418,489 or $.54 per share as of September 30, 1995. The increase in earnings during the third quarter of 1996 as compared to 1995 was primarily due to increased net interest income, offset in part by increased operating expenses; increased provision for loan losses; and decreased noninterest income. Operational earnings were improved with net interest income increasing $152,550 or 10.8%, to $1,562,518 for the three months ended September 30, 1996 as compared to the same period in 1995 due primarily to the growth in the loan portfolio.

   For the three months ended September 30, 1996, the return on average assets
(ROA) was 1.24% and the return on average equity (ROE) was 14.38%. The ROA and ROE earned during the same period last year were 1.31% and 14.78%, respectively. The book value per share was $15.85 at September 30, 1996 as compared to $14.72 per share at September 30, 1995.

   Net loans increased to $75,636,967 at September 30, 1996, up 11.4%, from September 30, 1995. Total deposits increased 8.8% from $113,155,548 at September 30, 1995 to $123,167,175 at September 30, 1996. Total stockholders' equity rose to $12,290,398, a 7.7% increase over the $11,414,610 reported at September 30, 1995.

   Dividends for the third quarter of 1996 were $.19 per share, up from the $.15 per share paid during the third quarter of 1995.

   As always, my gratitude goes to our customers, shareholders, directors and employees for their ongoing support.

  Sincerely,


  Ronald L. Solomon
  President and Chief Executive Officer

--------------------------------------------------------------------------------
First West Virginia Bancorp Inc. and Subsidiaries
CONSOLIDATED  BALANCE  SHEETS
--------------------------------------------------------------------------------

(Unaudited)                                                                    September 30,          September 30,
                                                                                   1996                   1995
                                                                             -----------------      -----------------
             ASSETS
Cash and Due From Banks                                                    $        5,262,975     $        4,995,601
Interest Bearing Due From Banks                                                     1,058,330                 58,330
Federal Funds Sold                                                                  1,636,000              2,202,000
                                                                             -----------------      -----------------
     Total cash and cash equivalents                                                7,957,305              7,255,931
Investment Securities
   Held to Maturity  -  Market value of
    $ 5,576,246 at September 30, 1996 ;
    and $ 24,875,711 at September 30, 1995                                          5,576,457             25,219,508
   Available for Sale (at market value)                                            46,281,258             20,765,111
Loans                                                                              76,819,205             69,071,025
Less allowance for possible loan losses                                            (1,182,238)            (1,154,974)
                                                                             -----------------      -----------------
       Net loans                                                                   75,636,967             67,916,051
Premises and equipment, net                                                         3,314,612              2,948,290
Accrued Income Receivable                                                           1,170,138              1,067,096
Other assets                                                                          601,687                581,988
Intangible assets                                                                      12,713                 48,261
                                                                             -----------------      -----------------
       Total Assets                                                        $      140,551,137     $      125,802,236
                                                                              ================       ================

          LIABILITIES
Noninterest bearing deposits:
   Demand deposits                                                         $       12,001,582     $       10,911,287
Interest bearing deposits
   Demand deposits                                                                 24,754,656             22,571,685
   Savings                                                                         38,384,091             41,338,405
   Time deposits                                                                   48,026,846             38,334,171
                                                                             -----------------      -----------------
       Total Deposits                                                             123,167,175            113,155,548
                                                                             -----------------      -----------------
Fed Funds Purchased and securities sold
   under agreements to repurchase                                                   4,452,047                627,333
Accrued Interest on deposits                                                          319,854                283,847
Other Liabilities                                                                     321,663                320,898
                                                                             -----------------      -----------------
       Total Liabilities                                                          128,260,739            114,387,626
                                                                             -----------------      -----------------

      STOCKHOLDERS' EQUITY
Common Stock - 2,000,000 shares authorized
   at $5 par value; 775,268 shares issued at September 30, 1996
   and 760,232 shares issued at September 30, 1995                                  3,876,340              3,801,160
Surplus                                                                             3,166,340              2,918,246
Retained Earnings                                                                   5,409,335              4,662,950
Net Unrealized Loss on securities available for sale                                 (161,617)                32,254
                                                                             -----------------      -----------------
       Total stockholders' equity                                                  12,290,398             11,414,610
                                                                             -----------------      -----------------
         Total liabilities and stockholders' equity                        $      140,551,137     $      125,802,236
                                                                              ================       ================

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
First West Virginia Bancorp Inc. and Subsidiaries
CONSOLIDATED  STATEMENTS  OF  INCOME
--------------------------------------------------------------------------------

(Unaudited)                                               Three Months Ended                Nine Months Ended
                                                              September 30,                   September 30,
                                                          1996           1995            1996            1995
                                                      --------------  -------------- --------------- ---------------
INTEREST INCOME
Interest and fees on loans and lease financing:
   Taxable                                          $     1,704,911   $ 1,566,805    $   4,955,222   $   4,379,905
   Tax-exempt                                                27,242        22,912           78,289          55,021
Investment Securities:
   Taxable                                                  662,236       589,563        1,891,269       1,721,023
   Tax-exempt                                                63,384        62,371          180,650         183,621
Dividends                                                     5,203         5,111           15,135          14,541
Other interest income                                        26,246           608           74,484           1,661
Interest on Federal Funds Sold                               66,998        64,717          207,003         214,832
                                                      -------------- -------------- --------------- ---------------
       Total interest income                              2,556,220     2,312,087        7,402,052       6,570,604
INTEREST EXPENSE
Deposits                                                    951,633       896,187        2,789,668       2,500,004
Interest on Fed Funds Purchased and
    securities sold under agreements to repurchase           42,069         5,932           78,799          11,725
Other borrowings                                                 --            --               --              --
                                                      -------------- -------------- --------------- ---------------
       Total interest expense                               993,702       902,119        2,868,467       2,511,729
                                                      -------------- -------------- --------------- ---------------
       Net interest income                                1,562,518     1,409,968        4,533,585       4,058,875
PROVISION FOR POSSIBLE LOAN LOSSES                           16,800         3,800           45,600          46,600
                                                      -------------- -------------- --------------- ---------------
       Net interest income after provision
       for possible loan losses                           1,545,718     1,406,168        4,487,985       4,012,275
NONINTEREST INCOME
Service charges and other fees                               97,511       105,889          270,933         282,935
Securities gains (losses)                                        --            --             (711)         65,475
Other operating income                                       47,927        45,992          145,363         148,076
                                                      -------------- -------------- --------------- ---------------
       Total noninterest income                             145,438       151,881          415,585         496,486
NONINTEREST EXPENSES
Salary and employee benefits                                538,000       495,119        1,584,808       1,471,296
Net occupancy expense of premises                            74,339        64,060          236,406         203,091
Other operating expenses                                    422,494       357,463        1,261,907       1,221,524
                                                      -------------- -------------- --------------- ---------------
       Total noninterest expense                          1,034,833       916,642        3,083,121       2,895,911
                                                      -------------- -------------- --------------- ---------------

       Income before income taxes                           656,323       641,407        1,820,449       1,612,850
                                                      -------------- -------------- --------------- ---------------
INCOME TAXES                                                221,277       222,918          605,765         541,536
                                                      -------------- -------------- --------------- ---------------
       Net income                                   $       435,046   $   418,489    $   1,214,684   $   1,071,314
                                                       =============  =============  ==============  ==============
WEIGHTED AVERAGE SHARES OUTSTANDING                         775,268       775,268          775,268         775,268
                                                       =============  =============  ==============  ==============
EARNINGS PER COMMON SHARE                           $           .56   $       .54    $        1.57   $        1.38
                                                       =============  =============  ==============  ==============

--------------------------------------------------------------------------------

First West Virginia Bancorp, Inc.

        DIRECTORS
George F. Beneke
Chairman of the Board,
 First West Virginia Bancorp, Inc.
Attorney at Law
President, The Beneke Corporation

Sylvan J. Dlesk
President, Dlesk, Inc.

Robert A. Heyl
Retired Business Owner

Ben R. Honecker
Attorney at Law

Laura G. Inman
Vice Chairman,
 First West Virginia Bancorp, Inc.
Senior Vice President,
 Progressive Bank, N.A.

James C. Inman, Jr.
Retired Bank Executive

R. Clark Morton
Attorney at Law

Karl W. Neumann
Chairman of the Board,
 Progressive Bank, N.A.
Retired Insurance Executive

Thomas A. Noice
Chairman of the Board,
 Progressive Bank, N.A. - Bellaire

Peter C. Schuetz
Retired Dairy Consultant

Ronald L. Solomon
President, First West Virginia Bancorp, Inc.
Vice Chairman - Chief Executive Officer,
 Progressive Bank, N.A.
Vice Chairman,
 Progressive Bank, N.A.- Buckhannon

             OFFICERS
George F. Beneke,   Chairman of the Board
Laura G. Inman,  Vice Chairman
Ronald L. Solomon,  President and
                     Chief Executive Officer
Charles K. Graham,  Executive Vice President - Loans
Beverly A. Barker,  Senior Vice President, Treasurer
Francie P. Reppy,  Controller
Stephanie A. LaFlam,  Secretary
James R. Davis,  Auditor

SUBSIDIARY BANK DIRECTORS AND OFFICERS
        Progressive Bank N.A.
              DIRECTORS
Dominic V. Agostino      Howard D. Long
George F. Beneke         W. H. Lucarelli
Dr. Clyde D. Campbell    R. Clark Morton
Sylvan J. Dlesk          Karl W. Neumann
Harry N. Duvall          William T. Nickerson
Charles K. Graham        Edward P. Otte
Ben R. Honecker          William G. Petroplus
T. Stewart Hopkins       Peter C. Schuetz
Laura G. Inman           Ronald L. Solomon
James C. Inman, Jr.
              OFFICERS
Karl W. Neumann, Chairman of the Board
Ronald L. Solomon, Vice Chairman & Chief Executive Officer
Charles K. Graham, President
Beverly A. Barker, Executive Vice President/Cashier
Laura G. Inman, Senior Vice President
Francie P. Reppy, Controller
Brad D. Winwood, Vice President
Gary S. Martin, Assistant Vice President/Marketing Coordinator
David E. Wharton, Assistant Vice President/Office Manager Warwood
Stephanie A. LaFlam, Secretary
Michele  L. Stanley, Human Resource Manager/
                    Assistant Office Manager Warwood
Mitzi K. Mattern, Credit Card Manager/Office Manager Wellsburg
Susan E. Reinbeau, Office Manager Woodsdale
Lisa M. Minor, Office Manager Moundsville
Robin L. Snyder, Operations Supervisor Wellsburg
Laura K. Snedeker, Manager Bookkeeping/Proof Operations
Patricia L. Smith, Data Processing Manager
Debra M. Tomlin, Loan Officer
Bryan S. Ramsey, Loan Officer
James R. Davis, Auditor

  Progressive Bank N.A. - Buckhannon

              DIRECTORS
Charles K. Graham        Ronald L. Solomon
J. Burton Hunter, III    Douglas M. Stewart
David R. Rexroad         Connie R. Tenney
Rick E. Rice             J. David Thomas
Dale F. Riggs            William L. Fury
              OFFICERS
Dale F. Riggs, Chairman
Ronald L. Solomon, Vice Chairman
Connie R. Tenney, President, Chief Executive Officer, Cashier and Secretary Larry J. Chidester, Assistant Vice President
J. Burton Hunter, III, Assistant Secretary
Cathy Sue Wingler, Assistant Cashier
Robin K. Forinash, Office Manager Weston

  Progressive Bank, N.A. - Bellaire
              DIRECTORS
George F. Beneke         Clarence J. Ramsay
Robert R. Cicogna        T. L. Ring, M.D.
Gary P. DeVendra         Thomas L. Sable
Robert A. Heyl           Ronald L. Solomon
C. Gary Hill             Kathy L. Supinsky
Thomas A. Noice          David E. Yaeger
              OFFICERS
Thomas A. Noice, Chairman
David E. Yaeger, President & Chief Executive Officer
Deborah A. Kloeppner, Vice President and Secretary
Shirrel A. Czap, Assistant Vice President
Helen V. Forbes, Cashier
Carma Suchan, Assistant Operations Officer

-------------------------------------------------
First West Virginia Bancorp Inc. and Subsidiaries
-------------------------------------------------



Progressive Bank, National Association

   1701 Warwood Avenue
   Wheeling, WV 26003
   (304) 277-1100

   875 National Road
   Wheeling, WV 26003
   (304) 233-0060

   744 Charles Street
   Wellsburg, WV 26070
   (304) 737-0821

   1306 Lafayette Avenue
   Moundsville, WV 26041
   (304) 843-2688


Progressive Bank, N.A. - Buckhannon

   West Main & Locust Streets
   Buckhannon, WV 26201
   (304) 472-0052

   10 Market Place
   Weston, WV 26452
   (304) 269-0300


Progressive Bank, N.A. - Bellaire

   426 34th Street
   Bellaire, OH 43906
   (614) 676-3141

-------------------------------------------------

-------------------------------------------------
First West Virginia Bancorp Inc. and Subsidiaries
Corporate  Information
-------------------------------------------------



Corporate Office:

First West Virginia Bancorp, Inc.
1701 Warwood Avenue
Wheeling, WV 26003
(304) 277-1100



Transfer Agent

Any inquiries related to stockholder
records, stock transfers, changes of
ownership, and changes of address should be sent to the transfer agent at the following address:

   Chase Mellon Shareholder Services
   85 Challenger Road
   Overpeck Centre
   Ridgefield Park, New Jersey  07660
   (800) 756-3353

Stock Trading Information:

First West Virginia Bancorp, Inc.'s common stock is traded on the American Stock Exchange, Inc. primary list under the symbol FWV.



Analysts, investors, and others seeking the current market value of the stock and additional information should contact
Ronald L. Solomon, President, First West
Virginia Bancorp, Inc., 875 National Road,
Wheeling, WV 26003.  (304) 233-0060

-------------------------------------------------